                                                                   EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 33-45467, 33-46475, 33-46965, 33-48396, 33-48397, 33-60403 and 333-58260 of
Cooker Restaurant Corporation on Form S-8 of our report dated April 1, 2002 (which expresses an unqualified opinion and includes explanatory paragraphs relating to the Company's filing under Chapter 11 of the Federal Bankruptcy Code and substantial doubt about the Company's ability to continue as a going concern), appearing in this Annual Report on Form 10-K of Cooker Restaurant Corporation for the year ended December 30, 2001.

\s\DELOITTE & TOUCHE LLP
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Nashville, Tennessee
April 15, 2002